EXHIBIT 5

                         [ DOCTORS HEALTH LETTERHEAD ]

                                 March 12, 1998

Doctors Health, Inc.
10451 Mill Run Circle
Owings Mills, Maryland  21117

Gentlemen:

         I am duly elected and acting Senior Vice President of Doctors Health, Inc. (the "Corporation") and I have acted as counsel to the Corporation in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 1,000,000 shares of Class A Common Stock of the Corporation, par value $0.01 per share (the "Common Stock") for issuance pursuant to the Doctors Health, Inc. Amended and Restated Omnibus Stock Plan (the "Plan").

         In this capacity, I have examined (i) the charter and by-laws of the Corporation, (ii) the corporate proceedings authorizing the issuance of 12,350,000 shares (adjusted to reflect a 2-for-1 stock split effected September 30, 1997) of Common Stock pursuant to the Plan, 1,000,000 of which are being registered on this Registration Statement, (iii) the Plan, (iv) all resolutions adopted by the Corporation's Board of Directors relating to the above and other records and documents that I have deemed necessary for the purpose of this opinion. I have also examined such other documents, papers, statutes and authorities as I have deemed necessary to form a basis for this opinion. In my examination, I have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to me. As to various questions of fact material to my opinion, I have relied on statements and certificates of officers and representatives of the Corporation and others.

         Based upon the foregoing, I am of the opinion that:

         1. The Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

         2. Upon issuance of shares of Common Stock pursuant to the Plan, such shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under Item 5 of this Registration Statement.

                                                     Very truly yours,

                                                     /s/ James A. Gast
                                                     _____________________
                                                     James A. Gast